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                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Golden State Holdings Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ KPMG Peat Marwick LLP
                                            ------------------------------
                                              KPMG Peat Marwick LLP


San Francisco, California
November 12, 1998